EXHIBIT 99.1

                                ELIZABETH ARDEN
                                ---------------


            ELIZABETH ARDEN, INC. ANNOUNCES IMPROVED CREDIT FACILITY

                              -------------------

                   ~ SUBSTANTIAL REDUCTION IN INTEREST COSTS ~
                       ~ EXPANDS BORROWING AVAILABILITY ~
                     ~ ELIMINATION OF FINANCIAL COVENANTS ~
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           Miami, Florida (December 30, 2002) - Elizabeth Arden, Inc. (NASDAQ:
RDEN), a leading global prestige fragrance and beauty products company, today announced that as a result of the Company's improved financial and operating performance, the Company executed an amendment and restatement to its asset based credit facility maturing in 2006. The amended facility substantially improves the Company's financial flexibility and liquidity by increasing its borrowing capacity, lowering its cost of capital and removing potentially restrictive covenants for the remainder of the facility. The key terms of the bank facility amendment include (i) lowering the interest rate charged on the Company's loans by 50 to 75 basis points, (ii) incorporating a broader borrowing base formula with more favorable advance rates and removing the inventory cap,
(iii) expanding the total size of the facility from $175 million to $200 million, and (iv) eliminating all of the financial maintenance covenants, except for a fixed charge coverage ratio of 1.1 to 1.0 that will only apply if availability under the facility declines to less than $50 million. Currently, the availability under the credit facility is $133 million.

             Stephen J. Smith, Executive Vice President and Chief Financial Officer of the Company commented, "We are pleased with our banks' recognition of the improved operating and financial performance of the Company and our ability to secure an enhanced credit facility. The amendment not only provides for lower borrowing costs but also provides significant additional liquidity and growth capital over the next several years and removes potentially restrictive covenants for the term of the facility. We also are pleased to have expanded our banking relationships and to include JPMorgan Chase in our facility in partnership with Fleet and our existing bank group." JPMorgan Chase Bank, Administrative Agent, and Fleet Securities, Inc., Collateral Agent, acted as Co-Arrangers on the amendment of the facility.

           Elizabeth Arden is a leading global prestige fragrance and beauty products company. The Company's portfolio of leading brands includes the fragrance brands Red Door, Elizabeth Arden green tea, 5th Avenue, ardenBEAUTY, Elizabeth Taylor's White Diamonds, Passion and Forever Elizabeth, White Shoulders, Geoffrey Beene's Grey Flannel, Halston, Halston Z-14, Unbound, PS Fine Cologne for Men, Design and Wings; the Elizabeth Arden skin care line, including Ceramides and Millenium; and the Elizabeth Arden cosmetics line.

COMPANY CONTACT:     Marcey Becker, Senior Vice President, Finance
                     (203) 462-5809

INVESTOR CONTACT:    Cara O'Brien
                     FD Morgen-Walke Associates
                     (212) 850-5600

PRESS CONTACT:       Laura Novak
                     FD Morgen-Walke Associates
                     (212) 850-5600




In connection with the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, Elizabeth Arden, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans" and "projection") are not historical facts and may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the following key factors that have a direct bearing on our results of operations: our substantial indebtedness and debt service obligations; our ability to successfully and cost-effectively integrate acquired businesses or new brands; our absence of contracts with customers or suppliers and our ability to maintain and develop relationships with customers and suppliers; international and domestic economic and business changes that could impact consumer confidence, our customers' financial condition, our ability to access capital for acquisitions and the assumptions underlying our critical accounting estimates; the retention and availability of key personnel; changes in the retail, fragrance and cosmetic industries; our ability to launch new products and implement our growth strategy; the impact of competitive products and pricing; changes in product mix to less profitable products; risks of international operations, including foreign currency fluctuations; economic and political consequences of terrorist attacks and political instability in certain regions of the world; delays in shipments, inventory shortages and higher costs of production due to interruption of operations at key manufacturing or fulfillment facilities that, after consolidations of manufacturing and fulfillment locations, manufacture or provide logistic services for the majority of our supply of certain products; changes in the legal, regulatory and political environment that impact, or will impact, our business, including changes to customs or trade regulations or accounting standards; legal and regulatory proceedings that affect, or will affect, our business; and other risks and uncertainties. We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.


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